Exhibit 77Q1(g) to Neuberger Berman Advisers
Management Trust Form N-SAR - December 31, 2015

File Number: 811-04255
CIK Number: 0000736913

On November 6, 2015, Mid Cap Growth Portfolio was the surviving fund in a reorganization. All of the assets of Balanced Portfolio, Growth Portfolio, and Small Cap
Growth Portfolio were transferred to Mid Cap Growth
Portfolio. A copy of the Plan of Reorganization and Dissolution is incorporated by reference to Form 497, as filed with the SEC on August 19, 2015, Accession No.
0000898432-15-000968.